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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 of our report dated November 6, 2002 relating to the financial statements of White Electronic Designs Corporation as of September 28, 2002 and September 29, 2001, and for each of the three years in the period ended September 28, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
June 30, 2003